Kelley, Galloway & Company, PSC
CERTIFIED PUBLIC ACCOUNTANTS
o 1200 BATH AVENUEo  P.O. BOX 990o  ASHLAND, KENTUCKY 41105-0900
o Phone (606) 329-1811 o Fax (606) 329-8756
o E-mail contact@kelleygallowy.com o Web site www.kelleygalloway.com o
--------------------------------------------------------------------------------
Member of the SEC and Private Companies Practice Sections of the American Institute of Certified Public Accountants and Polaris International , North American Network




                         CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the use of our independent auditor's report dated October 25, 2002, with respect to the consolidated financial statements of First Federal Financial Bancorp, Inc. as of September 30, 2002 and 2001 and for the years ended September 30, 2002, 2001 and 2000, included in the Registration Statement on Form S-4 of Classic Bancshares, Inc. filed with the Securities and Exchange Commission. We also consent to the reference to our Firm in the Registration Statement under the caption "Experts."


KELLEY, GALLOWAY & COMPANY, PSC

/S/ KELLEY GALLOWAY & COMPANY, PSC

Ashland, Kentucky
May 14, 2003